UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Fund Update Communications

Presently, proxy statements are being distributed to shareholders for the upcoming shareholder meeting scheduled for Wednesday, October 27, 2021.

Shareholders of all funds listed in the proxy statements are being asked to elect 16 individuals (“Nominees”) to serve on a single, unified board with common members across the J.P. Morgan Mutual Funds and J.P. Morgan ETFs (the “New Board”).

The Mutual Fund Board and the ETF Board separately determined that it is in the best interests of the J.P. Morgan Mutual Funds and the J.P. Morgan ETFs to be overseen by the same group of trustees/directors and specifically by the individuals nominated for election.

For additional details, please reference the Q&A below.

What is the timeline for proxy materials to be sent to shareholders?

The proxy materials were mailed to shareholder on or about September 16, 2021 in preparation for a special shareholder meeting to be held on October 27, 2021 to address the election of the New Board.

Why combine the boards now?

From a governance perspective and at this point in the evolution of the J.P. Morgan mutual fund and ETF businesses, it makes sense to combine the fund boards, subject to shareholder approval. JPMorgan launched its first ETF in 2015 and 6 years later they have more than 35 products, managing over $60 billion globally across a range of asset classes and investment styles. In light of the continued convergence of mutual funds and ETFs, we believe that shareholders will now be well-served by combining the substantial expertise of the J.P. Morgan Mutual Fund and J.P. Morgan ETF boards.

How do the J.P. Morgan Mutual Fund and J.P. Morgan ETF Boards recommend shareholders vote?

After careful consideration, the current Boards of Trustees of the J.P. Morgan Mutual Funds and J.P. Morgan ETFs each unanimously recommended that shareholders vote “FOR ALL” the Nominees.

Why are the current Trustees recommending that that shareholders approve each of the Nominees?

In reaching its determination to recommend shareholder approval of the Nominees, the current Mutual Fund and ETF Trustees carefully considered the experience, qualifications, attributes, and skills of each Nominee, as well as the potential benefits of moving to a unified board structure. The conclusions reached by the Trustees were based on a comprehensive evaluation of all of the information provided and were not the result of any one factor.

When will the new Board be effective?

The New Board will only take effect if approved by shareholders. If shareholders approve, the New Board is expected to take effect in early 2022.

What happens if a shareholder needs a copy of a Proxy Statement, a proxy card or other proxy materials?

The Proxy Statement is available at www.proxyvote.com and a paper copy can be obtained at no charge by calling 1-855-737-3175.

What happens if the shareholders do not vote their shares?

All shareholders are encouraged to vote their shares. Shareholders who do not vote their shares may receive a telephone call or additional mailings encouraging them to vote their shares.

In addition please reference the attached “Do’s and Don’ts” guide regarding the shareholder solicitation of proxies.

If you have any additional questions, please contact AMA Product Development

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